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Exhibit 99.1

[AES RED OAK LETTERHEAD]

July 26, 2002

The Bank of New York
101 Barclay Street
New York, NY 10286
Attn:  Ms. Mary Lewicki
Fax:    212-815-5915

        Reference is made to the Trust Indenture, dated as of March 1, 2000, among AES Red Oak, L.L.C. (the "Company"), The Bank of New York, as trustee (the "Trustee") and The Bank of New York, as Depositary Bank (the "Indenture"), and the Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000, among the Company, the Trustee, the Depositary Bank, The Bank of New York, as Collateral Agent, and Dresdner Bank AG, New York Branch, as DSR LOC Provider, PPA LOC Provider and Working Capital Provider (the "Collateral Agency Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture.

        Pursuant to Section 6.3(d) of the Indenture, the Company hereby provides notice of the following:

        On or about July 23, 2002, the credit rating of the PPA Guarantor was lowered to below Investment Grade by each of Moody's and S&P. As contemplated by the Indenture and the Power Purchase Agreement, the Company has requested in writing that it be provided with alternative credit support reasonably acceptable to the Company in accordance with the terms of the Power Purchase Agreement. A copy of this letter is attached to this Notice as Attachment 1.

AES RED OAK, L.L.C.
BY:	/S/ A.W. BERGERON
	Name:	A.W. Bergeron
	Title:	Vice President
cc:	Dresdner Bank AG, New York Branch,
    as DSR LOC Provider, PPA LOC Provider and Working Capital Provider
Standard & Poor's Ratings Group
Moody' Investors Service, Inc.
Stone & Webster, as Independent Engineer

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  Exhibit 99.1